Exhibit 10.1

SHARE EXCHANGE AGREEMENT

by and among

ePunk, Inc.
a Nevada Corporation

and

Punk Industries, Inc.,
a Nevada Corporation

and

The Shareholders of
Punk Industries, Inc.

Dated as of June 30, 2011

SHARE EXCHANGE AGREEMENT

THIS SHARE EXCHANGE AGREEMENT, is made and entered into this 30th day of June, 2011 (the “Agreement”), by and among ePunk, Inc., a Nevada corporation (“ePunk”) with its principal executive offices at  32792 Shipside Dr., Dana Point, CA 92629, Punk Industries, Inc. (“Punk Industries”), a Nevada corporation, and the shareholders of Punk Industries (the “Punk Industries Shareholders”).

Premises

A.           This Agreement provides for the acquisition of Punk Industries whereby Punk Industries shall become a wholly owned subsidiary (or majority owned subsidiary depending on the number of shareholders agreeing to exchange their shares at the time of Closing) of ePunk and in connection therewith.

B.           The boards of directors of Punk Industries and ePunk have determined, subject to the terms and conditions set forth in this Agreement, that the transaction contemplated hereby is desirable and in the best interests of their stockholders, respectively.  This Agreement is being entered into for the purpose of setting forth the terms and conditions of the proposed acquisition.

Agreement

NOW, THEREFORE, on the stated premises and for and in consideration of the mutual covenants and agreements hereinafter set forth and the mutual benefits to the parties to be derived here from, it is hereby agreed as follows:

ARTICLE I
REPRESENTATIONS, COVENANTS AND WARRANTIES OF PUNK INDUSTRIES, INC.

As an inducement to and to obtain the reliance of ePunk, Punk Industries represents and warrants as follows:

Section 1.1         Organization.   Punk Industries is a corporation duly organized, validly existing, and in good standing under the State of Nevada and has the corporate power and is duly authorized, qualified, franchised and licensed under all applicable laws, regulations, ordinances and orders of public authorities to own all of its properties and assets and to carry on its business in all material respects as it is now being conducted, including qualification to do business as a foreign corporation in the jurisdiction in which the character and location of the assets owned by it or the nature of the business transacted by it requires qualification.  Included in the Schedules attached hereto (hereinafter defined) are complete and correct copies of the articles of incorporation, bylaws and amendments thereto as in effect on the date hereof.  The execution and delivery of this Agreement does not and the consummation of the transactions contemplated by this Agreement in accordance with the terms hereof will not violate any provision of Punk Industries’ articles of incorporation or bylaws.  Punk Industries has full power, authority and legal right and has taken all action required by law, its articles of incorporation, its bylaws or otherwise to authorize the execution and delivery of this Agreement.

Section 1.2         Capitalization.   The authorized Capitalization of Punk Industries consists of 75,000,000 shares of common stock, par value $0.001 per share, and no preferred shares.  As of the date hereof, Punk Industries has 24,750,000 shares of common stock outstanding.

All issued and outstanding shares are legally issued, fully paid and nonassessable and are not issued in violation of the preemptive or other rights of any person.  Punk Industries has no warrants or options authorized or issued.

Section 1.3          Subsidiaries.   Punk Industries has no subsidiary.

Section 1.4          Tax Matters: Books and Records.

(a)   The books and records, financial and others, of Punk Industries are in all material respects complete and correct and have been maintained in accordance with good business accounting practices; and

(b)   Punk Industries has no liabilities with respect to the payment of any country, federal, state, county, or local taxes (including any deficiencies, interest or penalties).

(c)   Punk Industries shall remain responsible for all debts incurred by Punk Industries prior to the date of closing.

Section 1.5         Litigation and Proceedings.   There are no actions, suits, proceedings or investigations pending or threatened by or against or affecting Punk Industries or its properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign or before any arbitrator of any kind that would have a material adverse affect on the business, operations, financial condition or income of Punk Industries.  Punk Industries is not in default with respect to any judgment, order, writ, injunction, decree, award, rule or regulation of any court, arbitrator or governmental agency or instrumentality or of any circumstances which, after reasonable investigation, would result in the discovery of such a default.

Section 1.6         Material Contract Defaults.   Punk Industries is not in default in any material respect under the terms of any outstanding contract, agreement, lease or other commitment which is material to the business, operations, properties, assets or condition of Punk Industries, and there is no event of default in any material respect under any such contract, agreement, lease or other commitment in respect of which Punk Industries has not taken adequate steps to prevent such a default from occurring.

Section 1.7          Information.   The information concerning Punk Industries as set forth in this Agreement and in the attached Schedules is complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made in light of the circumstances under which they were made, not misleading.

Section 1.8         Title and Related Matters.  Punk Industries has good and marketable title to and is the sole and exclusive owner of all of its properties, inventory, interest in properties and assets, real and personal (collectively, the “Assets”) free and clear of all liens, pledges, charges or encumbrances.  Punk Industries owns free and clear of any liens, claims, encumbrances, royalty interests or other restrictions or limitations of any nature whatsoever and all procedures, techniques, marketing plans, business plans, methods of management or other information utilized in connection with Punk Industries’ business.   No third party has any right to, and Punk Industries has not received any notice of infringement of or conflict with asserted rights of other with respect to any product, technology, data, trade secrets, know-how, proprietary techniques, trademarks, service marks, trade names or copyrights which, singly on in the aggregate, if the subject of an unfavorable decision ruling or finding, would have a materially adverse affect on the business, operations, financial conditions or income of Punk Industries or any material portion of its properties, assets or rights.

Section 1.9          Contracts    On the closing date:

(a)   There are no material contracts, agreements franchises, license agreements, or other commitments to which Punk Industries is a party or by which it or any of its properties are bound;

(b)   Punk Industries is not a party to any contract, agreement, commitment or instrument or subject to any charter or other corporate restriction or any judgment, order, writ, injunction, decree or award materially and adversely affects, or in the future may (as far as Punk Industries now foresee) materially and adversely affect, the business, operations, properties, assets or conditions of Punk Industries; and

(c)   Punk Industries is not a party to any material oral or written: (I) contract for the employment of any officer or employee; (ii) profit sharing, bonus, deferred compensation, stock option, severance pay, pension benefit or retirement plan, agreement or arrangement covered by Title IV of the Employee Retirement Income Security Act, as amended; (iii)  agreement, contract or indenture relating to the borrowing of money; (iv) guaranty of any obligation for the borrowing of money or otherwise, excluding endorsements made for collection and other guaranties, of obligations, which, in the aggregate exceeds $1,000; (v) consulting or other contract with an unexpired term of more than one year or providing for payments in excess of $10,000 in the aggregate; (vi) collective bargaining agreement; (vii) contract, agreement or other commitment involving payments by it for more than $10,000 in the aggregate.

Section  1.10      Compliance With Laws and Regulations.    To the best of Punk Industries’ knowledge and belief, Punk Industries has complied with all applicable statutes and regulations of any federal, state or other governmental entity or agency thereof, except to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets or condition of Punk Industries or would not result in Punk Industries incurring material liability.

Section 1.11       Insurance.    All of the insurable properties of Punk Industries are insured for Punk Industries’ benefit under valid and enforceable policy or policies containing substantially equivalent coverage and will be outstanding and in full force at the Closing Date.

Section 1.12       Approval of Agreement. The directors of Punk Industries have authorized the execution and delivery of the Agreement by and have approved the transactions contemplated hereby.

Section 1.13       Material Transactions or Affiliations.   Except as otherwise disclosed, there are no material contracts or agreements of arrangement between Punk Industries and any person, who was at the time of such contract, agreement or arrangement an officer, director or person owning of record, or known to beneficially own ten percent (10%) or more of the issued and outstanding shares of common stock of Punk Industries and which is to be performed in whole or in part after the date hereof.  Punk Industries has no commitment, whether written or oral, to lend any funds to, borrow any money from or enter into material transactions with any such affiliated person.

Section 1.14       No Conflict With Other Instruments.   The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, or constitute an event of default under, any material indenture, mortgage, deed of trust or other material contract, agreement or instrument to which Punk Industries is a party or to which any of its properties or operations are subject.

Section 1.15       Governmental Authorizations.   Punk Industries has all licenses, franchises, permits or other governmental authorizations legally required to enable it to conduct its business in all material respects as conducted on the date hereof.  Except for compliance with federal and state securities and corporation laws, as hereinafter provided, no authorization, approval, consent or order of, or registration, declaration or filing with, any court or other governmental body is required in connection with the execution and delivery by Punk Industries of this Agreement and the consummation of the transactions contemplated hereby.

ARTICLE II
REPRESENTATIONS, COVENANTS AND WARRANTIES OF
PUNK INDUSTRIES SHAREHOLDERS

Section 2.1          Lawful Owner.   Each shareholder of Punk Industries is the lawful owner of the shares of Punk Industries and presently has and will have at the Closing Date, the power to transfer and deliver the Shares in accordance with the terms of this Agreement.  The delivery of certificates evidencing the transfer of the Acquired Shares pursuant to the provisions of this Agreement will transfer to ePunk with good and marketable title thereto, free and clear of all liens, encumbrances, restrictions and claims of any kind.

Section 2.2          No Encumbrances.   PUNK INDUSTRIES SHAREHOLDERS will not encumber or mortgage any right or interest in their shares of the common stock and also they will not transfer any rights to such shares of the common stock to any third party whatsoever.

ARTICLE III
REPRESENTATIONS, COVENANTS AND
WARRANTIES OF ePunk

As an inducement to, and to obtain the reliance of Punk Industries, ePunk represents and warrants as follows:

Section 3.1          Organization.  ePunk is a corporation duly organized, validly existing and in good standing under the laws of Nevada and has the corporate power and is duly authorized, qualified, franchised and licensed under all applicable laws, regulations, ordinances and orders of public authorities to own all of its properties and assets and to carry on its business in all material respects as it is now being conducted, including qualification to do business as a foreign entity in the country or states in which the character and location of the assets owned by it or the nature of the business transacted by it requires qualification.  Included in the Attached Schedules (as hereinafter defined) are complete and correct copies of the articles of incorporation, bylaws and amendments thereto as in effect on the date hereof.  The execution and delivery of this Agreement does not and the consummation of the transactions contemplated by this Agreement in accordance with the terms hereof will not, violate any provision of ePunk’s certificate of incorporation or bylaws.  ePunk has full power, authority and legal right and has taken all action required by law, its articles of incorporation, bylaws or otherwise to authorize the execution and delivery of this Agreement.

Section 3.2         Capitalization.  The authorized Capitalization of ePunk consists of 100,000,000 shares of common stock, par value $0.001 per share and 25,000,000 shares of preferred stock.  As of the date of the Agreement, there are 308,534 shares of common stock issued and outstanding. On June 20, 2011, the shareholders and the board of directors of ePunk authorized a 100 for 1 reverse stock split. FINRA approved the reverse split on June 28, 2011 and declared the reverse split effective as of July 5, 2011. The shares of common stock of the Company listed on Schedule II will be issued after the reverse split is effective. Once the reverse stock split is effective and the shares of common stock listed on Schedule II are issued, the Company will have  25,058,534 shares of common stock issued and outstanding.  All issued and outstanding shares of common stock have been legally issued, fully paid, are nonassessable and not issued in violation of the preemptive rights of any other person.  ePunk has no other securities, warrants or options authorized or issued.

Section 3.3          Subsidiaries.  ePunk has no subsidiaries.

Section 3.4          Tax Matters; Books & Records

(a)  The books and records, financial and others, of ePunk are in all material respects complete and correct and have been maintained in accordance with good business accounting practices;

(b)  ePunk has no liabilities with respect to the payment of any country, federal, state, county, local or other taxes (including any deficiencies, interest or penalties); and

(c)   ePunk shall remain responsible for all debts incurred prior to the closing.

Section 3.5          Information.   The information concerning ePunk as set forth in this Agreement and in the attached Schedules is complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading.

Section 3.6          Title and Related Matters.  ePunk has good and marketable title to and is the sole and exclusive owner of all of its properties, inventory, interests in properties and assets, real and personal (collectively, the “Assets”) free and clear of all liens, pledges, charges or encumbrances.  Except as set forth in the Schedules attached hereto, ePunk owns free and clear of any liens, claims, encumbrances, royalty interests or other restrictions or limitations of any nature whatsoever and all procedures, techniques, marketing plans, business plans, methods of management or other information utilized in connection with ePunk’s business.  Except as set forth in the attached Schedules, no third party has any right to, and ePunk has not received any notice of infringement of or conflict with asserted rights of others with respect to any product, technology, data, trade secrets, know-how, proprietary techniques, trademarks, service marks, trade names or copyrights which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a materially adverse affect on the business, operations, financial conditions or income of ePunk or any material portion of its properties, assets or rights.

Section 3.7          Litigation and Proceedings.  There are no actions, suits or proceedings pending or threatened by or against or affecting ePunk, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign or before any arbitrator of any kind that would have a material adverse effect on the business, operations, financial condition, income or business prospects of ePunk.  ePunk does not have any knowledge of any default on its part with respect to any judgment, order, writ, injunction, decree, award, rule or regulation of any court, arbitrator or governmental agency or instrumentality.

Section 3.8          Contracts.   On the Closing Date:

(a) There are no material contracts, agreements, franchises, license agreements, or other commitments to which ePunk is a party or by which it or any of its properties are bound;

(b)  ePunk is not a party to any contract, agreement, commitment or instrument or subject to any charter or other corporate restriction or any judgment, order, writ, injunction, decree or award which materially and adversely affects, or in the future may (as far as ePunk can now foresee) materially and adversely affect, the business, operations, properties, assets or conditions of ePunk; and

(c)  ePunk is not a party to any material oral or written:  (i) contract for the employment of any officer or employee;  (ii) profit sharing, bonus, deferred compensation, stock option, severance pay, pension, benefit or retirement plan, agreement or arrangement covered by Title IV of the Employee Retirement Income Security Act, as amended; (iii) agreement, contract or indenture relating to the borrowing of money;  (iv) guaranty of any obligation for the borrowing of money or otherwise, excluding endorsements made for collection and other guaranties of obligations, which, in the aggregate exceeds $1,000;  (v)  consulting or other contract with an unexpired term of more than one year or providing for payments in excess of $10,000 in the aggregate;  (vi)  collective bargaining agreement; (vii) contract, agreement, or other commitment involving payments by it for more than $10,000 in the aggregate.

Section 3.9          No Conflict With Other Instruments. The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, or constitute an event of default under, any material indenture, mortgage, deed of trust or other material contract, agreement or instrument to which ePunk is a party or to which any of its properties or operations are subject.

Section 3.10        Material Contract Defaults.   To the best of ePunk’s knowledge and belief, it is not in default in any material respect under the terms of any outstanding contract, agreement, lease or other commitment which is material to the business, operations, properties, assets or condition of ePunk, and there is no event of default in any material respect under any such contract, agreement, lease or other commitment in respect of which ePunk has not taken adequate steps to prevent such a default from occurring.

Section 3.11        Governmental Authorizations.   To the best of ePunk’s knowledge, ePunk has all licenses, franchises, permits and other governmental authorizations that are legally required to enable it to conduct its business operations in all material respects as conducted on the date hereof.  Except for compliance with federal and state securities or corporation laws, no authorization, approval, consent or order of, or registration, declaration or filing with, any court or other governmental body is required in connection with the execution and delivery by ePunk of the transactions contemplated hereby.

Section 3.12        Compliance With Laws and Regulations.  To the best of ePunk’s knowledge and belief, ePunk has complied with all applicable statutes and regulations of any federal, state or other governmental entity or agency thereof, except to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets or condition of ePunk or would not result in ePunk’s incurring any material liability.

Section 3.13        Insurance.  All of the insurable properties of ePunk are insured for ePunk’s benefit under valid and enforceable policy or policies containing substantially equivalent coverage and will be outstanding and in full force at the Closing Date.

Section 3.14        Approval of Agreement.  The directors of ePunk have authorized the execution and delivery of the Agreement and have approved the transactions contemplated hereby.

Section 3.15        Material Transactions or Affiliations.  As of the Closing Date, except as otherwise disclosed, there will exist no material contract, agreement or arrangement between ePunk and any person who was at the time of such contract, agreement or arrangement an officer, director or person owning of record, or known by ePunk to own beneficially, ten percent (10%) or more of the issued and outstanding shares of common stock of ePunk and which is to be performed in whole or in part after the date hereof.  ePunk has no commitment, whether written or oral, to lend any funds to, borrow any money from or enter into any other material transactions with, any such affiliated person.

ARTICLE IV
EXCHANGE PROCEDURE AND OTHER CONSIDERATION

Section 4.1          Share Exchange/Delivery of EPunk Securities. On the Closing Date, the holders of all (or substantially all, as the case may be) of the Punk Industries shares of common stock shall deliver to ePunk certificates or other documents evidencing the issued and outstanding Punk Industries shares of common stock, duly endorsed in blank or with executed power attached thereto in transferable form listed on Schedule I.  On the Closing Date, all (or substantially all, as disclosed on Schedule I) previously issued and outstanding shares of common stock of Punk Industries shall be transferred to ePunk, so that Punk Industries shall become a wholly-owned (or majority-owned) subsidiary of ePunk.

Section 4.2          Issuance/Delivery of EPunk Securities.  In exchange for ePunk acquiring all of the Punk Industries shares of common stock tendered pursuant to Section 4.1, ePunk shall issue and deliver 202,582 shares of ePunk Common Stock to the persons and in the amounts listed in Schedule II attached hereto.

Section 4.3          Events Prior to Closing.  Upon execution hereof or as soon thereafter as practical, management of Punk Industries and ePunk shall execute, acknowledge and deliver (or shall cause to be executed, acknowledged and delivered) any and all certificates, opinions, financial statements, schedules, agreements, resolutions rulings or other instruments required by this Agreement to be so delivered, together with such other items as may be reasonably requested by the parties hereto and their respective legal counsel in order to effectuate or evidence the transactions contemplated hereby, subject only to the conditions to Closing referenced herein below.

Section 4.4          Closing.  The closing (“Closing”) of the transactions contemplated by this Agreement shall be June 30, 2011.

Section 4.5          Termination.  This Agreement may be terminated by the Board of Directors of each party only in the event that the other party does not meet the conditions precedent set forth in Articles VI and VII.  If this Agreement is terminated pursuant to this section, this Agreement shall be of no further force or effect, and no obligation, right or liability shall arise hereunder.

ARTICLE V
SPECIAL COVENANTS

Section 5.1          Access to Properties and Records.    Prior to closing, Punk Industries and ePunk will each afford to the officers and authorized representatives of the other full access to the properties, books and records of each other, in order that each may have full opportunity to make such reasonable investigation as it shall desire to make of the affairs of the other and each will furnish the other with such additional financial and operating data and other information as to the business and properties of each other, as the other shall from time to time reasonably request.

Section 5.2          Availability of Rule 144. ePunk and the ePunk Shareholders holding “restricted securities”, as that term is defined in Rule 144 of the 1933 Securities Act will remain as “restricted securities.”  ePunk is under no obligation to register such shares under the Securities Act, or otherwise.  The stockholders of ePunk holding restricted securities of ePunk as of the date of this Agreement and their respective heirs, administrators, personal representatives, successors and assigns, are intended third party beneficiaries of the provisions set forth herein.  The covenants set forth in this Section 5.2 shall survive the Closing Date and the consummation of the transactions herein contemplated.

Section 5.3          Special Covenants and Representations Regarding the ePunk shares of common stock to be Issued in the Exchange.  The consummation of this Agreement, including the issuance of the ePunk shares of common stock to the shareholders of Punk Industries as contemplated hereby, constitutes the offer and sale of securities under the Securities Act, and applicable state statutes.  Such transaction shall be consummated in reliance on exemptions from the registration and prospectus delivery requirements of such statutes which depend, inter alia, upon the circumstances under which the Punk Industries Shareholders acquire such securities.

Section 5.4          Third Party Consents.   Punk Industries and ePunk agree to cooperate with each other in order to obtain any required third party consents to this Agreement and the transactions herein contemplated.

Section 5.5          Actions Prior and Subsequent to Closing.

(a)  From and after the date of this Agreement until the Closing Date, except as permitted or contemplated by this Agreement, Punk Industries and ePunk will each use its best efforts to:

(i)  maintain and keep its properties in states of good repair and condition as at present, except for depreciation due to ordinary wear and tear and damage due to casualty;

(ii) maintain in full force and effect insurance comparable in amount and in scope of coverage to that now maintained by it;

(iii) perform in all material respects all of its obligations under material contracts, leases and instruments relating to or affecting its assets, properties and business;

(b)  From and after the date of this Agreement until the Closing Date, Punk Industries will not, without the prior consent of ePunk:

(i) except as otherwise specifically set forth herein, make any change in its articles of incorporation or bylaws;

(ii) declare or pay any dividend on its outstanding shares of common stock, except as may otherwise be required by law, or effect any stock split or otherwise change its capitalization, except as provided herein;

(iii) enter into or amend any employment, severance or agreements or arrangements with any directors or officers;

(iv) grant, confer or award any options, warrants, conversion rights or other rights not existing on the date hereof to acquire any shares of common stock; or

(v) purchase or redeem any shares of common stock, other than in connection with this Agreement.

Section 5.6          Indemnification.

(a)  Punk Industries hereby agrees to indemnify ePunk, each of the officers, agents and directors and current shareholders of ePunk as of the Closing Date against any loss, liability, claim, damage or expense (including, but not limited to, any and all expense whatsoever reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened or any claim whatsoever), to which it or they may become subject to or rising out of or based on any inaccuracy appearing in or misrepresentation made in this Agreement.  The indemnification provided for in this paragraph shall survive the Closing and consummation of the transactions contemplated hereby and termination of this Agreement; and

(b)  ePunk hereby agrees to indemnify Punk Industries, each of the officers, agents, directors and current shareholders of Punk Industries as of the Closing Date against any loss, liability, claim, damage or expense (including, but not limited to, any and all expense whatsoever reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened or any claim whatsoever), to which it or they may become subject arising out of or based on any inaccuracy appearing in or misrepresentation made in this Agreement. The indemnification provided for in this paragraph shall survive the Closing and consummation of the transactions contemplated hereby and termination of this Agreement.

ARTICLE VI
CONDITIONS PRECEDENT TO OBLIGATIONS OF ePUNK

The obligations of ePunk under this Agreement are subject to the satisfaction, at or before the Closing Date, of the following conditions:

Section 6.1          Accuracy of Representations.  The representations and warranties made by Punk Industries in this Agreement were true when made and shall be true at the Closing Date with the same force and effect as if such representations and warranties were made at the Closing Date (except for changes therein permitted by this Agreement), and Punk Industries shall have performed or complied with all covenants and conditions required by this Agreement to be performed or complied with by Punk Industries prior to or at the Closing.  ePunk shall be furnished with a certificate, signed by a duly authorized officer of Punk Industries and dated the Closing Date, to the foregoing effect.

Section 6.2          Director Approval.  The Board of Directors of Punk Industries shall have approved this Agreement and the transactions contemplated herein.

Section 6.3          Officer’s Certificate.  ePunk shall have been furnished with a certificate dated the Closing Date and signed by a duly authorized officer of Punk Industries to the effect that:  (a)  the representations and warranties of Punk Industries set forth in the Agreement and in all Exhibits, Schedules and other documents furnished in connection herewith are in all material respects true and correct as if made on the Effective Date;  (b)  Punk Industries has performed all covenants, satisfied all conditions, and complied with all other terms and provisions of this Agreement to be performed, satisfied or complied with by it as of the Effective Date;  (c)  since such date and other than as previously disclosed to ePunk, Punk Industries has not entered into any material transaction other than transactions which are usual and  in the ordinary course if its business; and  (d) no litigation, proceeding, investigation or inquiry is pending or, to the best knowledge of Punk Industries, threatened, which might result in an action to enjoin or prevent the consummation of the transactions contemplated by this Agreement or, to the extent not disclosed in the Punk Industries Schedules, by or against Punk Industries which might result in any material adverse change in any of the assets, properties, business or operations of Punk Industries.

Section 6.4          No Material Adverse Change.  Prior to the Closing Date, there shall not have occurred any material adverse change in the financial condition, business or operations of nor shall any event have occurred which, with the lapse of time or the giving of notice, may Punk Industries use or create any material adverse change in the financial condition, business or operations of Punk Industries.

Section 6.5          Other Items.  ePunk shall have received such further documents, certificates or instruments relating to the transactions contemplated hereby as ePunk may reasonably request.

ARTICLE VII
CONDITIONS PRECEDENT TO OBLIGATIONS OF
PUNK INDUSTRIES AND PUNK INDUSTRIES SHAREHOLDERS

The obligations of Punk Industries and the Punk Industries Shareholders under this Agreement are subject to the satisfaction, at or before the Closing date (unless otherwise indicated herein), of the following conditions:

Section 7.1          Accuracy of Representations. The representations and warranties made by ePunk in this Agreement were true when made and shall be true as of the Closing Date (except for changes therein permitted by this Agreement) with the same force and effect as if such representations and warranties were made at and as of the Closing Date, and ePunk shall have performed and complied with all covenants and conditions required by this Agreement to be performed or complied with by ePunk prior to or at the Closing.  Punk Industries shall have been furnished with a certificate, signed by a duly authorized executive officer of ePunk and dated the Closing Date, to the foregoing effect.

Section 7.2          Director Approval.   The Board of Directors of ePunk shall have approved this Agreement and the transactions contemplated herein.

Section 7.3          Officer’s Certificate.   Punk Industries shall be furnished with a certificate dated the Closing date and signed by a duly authorized officer of ePunk to the effect that:  (a) the representations and warranties of ePunk set forth in the Agreement and in all Exhibits, Schedules and other documents furnished in connection herewith are in all material respects true and correct as if made on the Effective Date; and (b) ePunk had performed all covenants, satisfied all conditions, and complied with all other terms and provisions of the Agreement to be performed, satisfied or complied with by it as of the Effective Date.

Section 7.4          No Material Adverse Change.  Prior to the Closing Date, there shall not have occurred any material adverse change in the financial condition, business or operations of nor shall any event have occurred which, with the lapse of time or the giving of notice, may cause or create any material adverse change in the financial condition, business or operations of ePunk.

ARTICLE VIII
MISCELLANEOUS

Section 8.1          Brokers and Finders.    Each party hereto hereby represents and warrants that it is under no obligation, express or implied, to pay certain finders in connection with the bringing of the parties together in the negotiation, execution, or consummation of this Agreement. The parties each agree to indemnify the other against any claim by any third person for any commission, brokerage or finder’s fee or other payment with respect to this Agreement or the transactions contemplated hereby based on any alleged agreement or understanding between the indemnifying party and such third person, whether express or implied from the actions of the indemnifying party.

Section 8.2          Law, Forum and Jurisdiction.  This Agreement shall be construed and interpreted in accordance with the laws of the State of Nevada, United States of America.

Section 8.3          Notices.  Any notices or other communications required or permitted hereunder shall be sufficiently given if personally delivered to it or sent by registered mail or certified mail, postage prepaid, or by prepaid telegram addressed as follows:

If to Punk Industries	Punk Industries, Inc.
Attn: Richard Jesse Gonzales
Chief Executive Officer
32792 Shipside Dr.
Dana Point, CA 92629

If to ePunk:	ePunk, Inc.
Attn: Richard Jesse Gonzales
Chief Executive Officer
32792 Shipside Dr.
Dana Point, CA 92629

With a copy to (which shall not constitute notice):
Anslow & Jaclin, LLP
Attn: Gregg E. Jaclin, Esq.
195 Route 9 South, Suite 204
Manalapan, NJ 07726
Telephone: (732)409-1212
Facsimile: (732)577-1188

or such other addresses as shall be furnished in writing by any party in the manner for giving notices hereunder, and any such notice or communication shall be deemed to have been given as of  the date so delivered, mailed or telegraphed.

Section 8.4          Attorneys’ Fees.  In the event that any party institutes any action or suit to enforce this Agreement or to secure relief from any default hereunder or breach hereof, the breaching party or parties shall reimburse the non-breaching party or parties for all costs, including reasonable attorneys’ fees, incurred in connection therewith and in enforcing or collecting any judgment rendered therein.

Section 8.5         Confidentiality.  Each party hereto agrees with the other party that, unless and until the transactions contemplated by this Agreement have been consummated, they and their representatives will hold in strict confidence all data and information obtained with respect to another party or any subsidiary thereof from any representative, officer, director or employee, or from any books or records or from personal inspection, of such other party, and shall not use such data or information or disclose the same to others, except:  (i)  to the extent such data is a matter of public knowledge or is required by law to be published; and (ii)  to the extent that such data or information must be used or disclosed in order to consummate the transactions contemplated by this Agreement.

Section 8.6         Schedules; Knowledge.  Each party is presumed to have full knowledge of all information set forth in the other party’s schedules delivered pursuant to this Agreement.

Section 8.7         Third Party Beneficiaries.  This contract is solely between Punk Industries, the Punk Industries Shareholders and ePunk and except as specifically provided, no director, officer, stockholder, employee, agent, independent contractor or any other person or entity shall be deemed to be a third party beneficiary of this Agreement.

Section 8.8          Entire Agreement.  This Agreement represents the entire agreement between the parties relating to the subject matter hereof.  This Agreement alone fully and completely expresses the agreement of the parties relating to the subject matter hereof.  There are no other courses of dealing, understanding, agreements, representations or warranties, written or oral, except as set forth herein.  This Agreement may not be amended or modified, except by a written agreement signed by all parties hereto.

Section 8.9          Survival; Termination.  The representations, warranties and covenants of the respective parties shall survive the Closing Date and the consummation of the transactions herein contemplated for 12 months.

Section 8.10       Counterparts.  This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument.

Section 8.11       Amendment or Waiver.  Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and may be enforced concurrently herewith, and no waiver by any party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing.  At any time prior to the Closing Date, this Agreement may be amended by a writing signed by all parties hereto, with respect to any of the terms contained herein, and any term or condition of this Agreement may be waived or the time for performance hereof may be extended by a writing signed by the party or parties for whose benefit the provision is intended.

Section 8.12        Expenses.  Each party herein shall bear all of their respective cost s and expenses incurred in connection with the negotiation of this Agreement and in the consummation of the transactions provided for herein and the preparation thereof.

Section 8.13        Headings; Context.  The headings of the sections and paragraphs contained in this Agreement are for convenience of reference only and do not form a part hereof and in no way modify, interpret or construe the meaning of this Agreement.

Section 8.14        Benefit.  This Agreement shall be binding upon and shall inure only to the benefit of the parties hereto, and their permitted assigns hereunder.  This Agreement shall not be assigned by any party without the prior written consent of the other party.

Section 8.15       Public Announcements.  Except as may be required by law, neither party shall make any public announcement or filing with respect to the transactions provided for herein without the prior consent of the other party hereto.

Section 8.16       Severability.  In the event that any particular provision or provisions of this Agreement or the other agreements contained herein shall for any reason hereafter be determined to be unenforceable, or in violation of any law, governmental order or regulation, such unenforceability or violation shall not affect the remaining provisions of such agreements, which shall continue in full force and effect and be binding upon the respective parties hereto.

Section 8.17       Failure of Conditions; Termination.  In the event of any of the conditions specified in this Agreement shall not be fulfilled on or before the Closing Date, either of the parties have the right either to proceed or, upon prompt written notice to the other, to terminate and rescind this Agreement.  In such event, the party that has failed to fulfill the conditions specified in this Agreement will liable for the other parties legal fees.  The election to proceed shall not affect the right of such electing party reasonably to require the other party to continue to use its efforts to fulfill the unmet conditions.

Section 8.18       No Strict Construction.  The language of this Agreement shall be construed as a whole, according to its fair meaning and intendment, and not strictly for or against either party hereto, regardless of who drafted or was principally responsible for drafting the Agreement or terms or conditions hereof.

Section 8.19       Execution Knowing and Voluntary.  In executing this Agreement, the parties severally acknowledge and represent that each:  (a) has fully read and considered this Agreement; (b) has been or has had the opportunity to be fully apprized by its attorneys of the legal effect and meaning of this document and all terms and conditions hereof; (c) is executing this Agreement voluntarily, free from any influence, coercion or duress of any kind.

Section 8.20       Amendment.  At any time after the Closing Date, this Agreement may be amended by a writing signed by both parties, with respect to any of the terms contained herein, and any term or condition of this Agreement may be waived or the time for performance hereof may be extended by a writing signed by the party or parties for whose benefit the provision is intended.

Section 8.21       Conflict of Interest.  Both ePunk and Punk Industries understand that Anslow & Jaclin, LLP is representing both parties in this transaction which represents a conflict of interest.  Both ePunk and Punk Industries have the right to different counsel due to this conflict of interest.  Notwithstanding the above, both ePunk and Punk Industries agree to waive this conflict and have Anslow & Jaclin, LLP represent both parties in the above-referenced transaction.  Both ePunk and Punk Industries agree to hold this law firm harmless from any and all liabilities that may occur or arise due to this conflict.

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[Signature Page to Share Exchange Agreement]

IN WITNESS WHEREOF, the corporate parties hereto have caused this Agreement to be executed by their respective officers, hereunto duly authorized, and entered into as of the date first above written.

ePUNK, INC.

By: ___________________________
Name: Richard Jesse Gonzales
Title: President & CEO

PUNK INDUSTRIES, INC.
By: ___________________________
Name: Richard Jesse Gonzales
Title: President & CEO

Shareholders of Punk Industries:
By: ______________________________ Richard Jesse Gonzales
By: ______________________________ Justin Matthew Dornan
By: ______________________________ Frank J. Drechsler

SCHEDULE I

Punk Industries, Inc. Shareholders
Name of Shareholder	# of Shares Exchanging	% of Ownership in Punk Industries, Inc.
Richard Jesse Gonzales	12,500,000	50.50
Justin Matthew Dornan	7,500,000	30.30
Frank J. Drechsler	4,750,000	19.20

Total Shares	24,750,000

SCHEDULE II

ePunk, Inc. Shareholders
Name of Shareholder	# of Shares Exchanging	% of Ownership in ePunk, Inc. (1)
Richard Jesse Gonzales	12,500,000	50.30
Justin Matthew Dornan	7,500,000	30.17
Frank J. Drechsler	4,750,000	19.11

Total Shares	24,750,000

(1)  the percentage ownership is being calculated on the number of shares that will be issued and outstanding post effective reverse split and is less after the exchange because there are 308,534 shares owned by shareholders of ePunk, Inc.  that remain outstanding and are not being delivered or cancelled pursuant to this Agreement.  Accordingly, the percentage ownership is being calculated based on 25,058,534 shares outstanding.